Exhibit 99.1

CNX Gas Reports Net Income Rises 10%; Production Climbs 38%

Marcellus Success Continues; Production Guidance Raised

Pittsburgh, PA (April 23, 2009) – CNX Gas Corporation (NYSE: CXG) reported net income attributable to CNX Gas shareholders for the quarter ended March 31, 2009 of $54.9 million, or $0.36 per diluted share. This was 10% higher than the net income attributable to CNX Gas shareholders of $49.9 million, or $0.33 per diluted share, for the quarter ended March 31, 2008.

Production was 22.0 billion cubic feet (Bcf), or 244.8 million cubic feet (MMcf) per day, for the quarter ended March 31, 2009, or 38% higher than the 15.9 Bcf, or 174.4 MMcf per day, for the year-ago quarter.

J. Brett Harvey, chairman and chief executive officer, said, “CNX Gas continued to achieve outstanding results, despite the weak economy and its effect on spot gas pricing. Our production in the first quarter showed significant quarter-over-quarter gains. Net income was very strong, thanks to our robust hedging program and higher production. Most importantly, our employees continued to work without a lost-time accident. We remain excited about our unfolding exploration success in our Marcellus Shale play. Based on the cumulative impact of these results, we are raising our 2009 production guidance from 85 Bcf to 87 Bcf.”

TABLE 1

FINANCIAL AND OPERATIONAL RESULTS - Quarter-To-Quarter

	Quarter Ended March 31, 2009	Quarter Ended March 31, 2008
Total Revenue and Other Income	$178.4	$160.6
Net Income attributable to CNX Gas shareholders	$54.9	$49.9
Earnings per Share - Diluted	$0.36	$0.33
Net Cash from Operating Activities	$126.4	$76.2
EBITDA	$114.1	$98.2
EBIT	$91.3	$82.2
Total Period Production (Bcf)	22.0	15.9
Average Daily Production (MMcf)	244.8	174.4
Capital Expenditures	$133.6	$86.6

Financial results are in millions of dollars except per share amounts. Production results are net of royalties.

The average price realized for the company’s gas production was $7.37 per Mcf for the quarter ended March 31, 2009, or $0.86 lower than the $8.23 per Mcf received for the quarter ended March 31, 2008. The average realized price for the just-ended quarter included 10.7 Bcf hedged at $9.85 per Mcf.

Unit operating costs for company production, exclusive of royalties, were $3.29 per Mcf in the just-ended quarter, or 6% lower than the $3.49 per Mcf for the quarter ended March 31, 2008.

Pre-tax unit margins for company production were $4.08 per Mcf in the March 31, 2009 quarter, a decrease of 14% from $4.74 per Mcf in the March 31, 2008 quarter.

Unit production taxes were lower in the just-ended quarter because of the reversal of a $2.5 million accrual due to a pending litigation settlement. Unit production taxes would have been $0.11 per Mcf higher without the reversal. Lower gas prices in the March 2009 quarter also contributed to lower production taxes.

Firm transportation costs have increased $0.10 per thousand cubic feet due to acquiring additional capacity in the Northern Appalachian region.

TABLE 2

PRICE AND OPERATING COST DATA PER NET MCF - Quarter-To-Quarter Comparison

	Quarter Ended March 31, 2009	Quarter Ended March 31, 2008
Average Sales Price/Mcf	$7.37	$8.23
Costs – Production
Lifting	$0.49	$0.48
Production Taxes	$0.03	$0.24
DD&A	$0.81	$0.69

Total Production Costs	$1.33	$1.41

Costs – Gathering
Operating Costs	$0.78	$0.85
Transportation	$0.21	$0.11
DD&A	$0.23	$0.31

Total Gathering Costs	$1.22	$1.27

Administration	$0.74	$0.81

Total Operating Costs	$3.29	$3.49

Margin	$4.08	$4.74

Note: Administration costs for both quarters now exclude incentive compensation and other corporate items.

Operations Update

During the first quarter, CNX Gas employees worked another quarter without incurring a lost time accident. This raises the cumulative time worked by employees without a lost time incident to over 3.7 million hours.

The temporary idling of Buchanan Mine at the beginning of March lowered production by 0.2 Bcf during the quarter. This also had a slight effect on unit costs because Buchanan production is very low cost.

CNX Gas drilled 62 wells in its Virginia CBM Operations, excluding gob wells. CNX Gas expects to drill 175 wells in Virginia in 2009.

The company drilled 19 wells during the quarter in its Mountaineer CBM play. Unless a meaningful increase in pricing occurs later in the year, CNX Gas expects to defer additional drilling in Mountaineer. The focus is on lowering unit costs, with significant benefits already being realized. Permitting efforts will continue, so that CNX Gas will be able to quickly respond when gas prices rebound.

CNX Gas drilled 8 wells in the first quarter in its Nittany CBM play. After-tax rates of return for Nittany are economic at sub-$5.00 gas prices, however the company has elected to defer additional drilling until gas prices rise. The company has flexibility in regard to Nittany, and can quickly return to earlier levels of drilling, when prices warrant it.

In the Marcellus Shale, CNX Gas brought its second and third horizontal wells into production during the quarter. Both wells are still de-watering and have backpressure of about 1,100 pounds. The company plans to remove excess water from these wells, which may improve recent daily flow rates.

Subsequent to the end of the quarter, CNX Gas brought its fourth and fifth horizontal Marcellus Shale wells into production. Within several days, the fourth well had achieved a 24-hour production rate of 5.5 MMcf. This well cost an estimated $4.25 million, which was improved from the $4.7-$4.8 million cost of the second and third wells. The fifth well, GH10ACV, was completed and turned in line on April 18 with an expected total cost of $3.8 million. This well is now producing at a daily rate of 4,900 MMcf.

The table below summarizes results since inception of the company’s horizontal Marcellus Shale program:

TABLE 3

HORIZONTAL MARCELLUS SHALE PROGRAM STATISTICS

Well Name	Turn in date	Peak date	Peak Daily Production (Mcf)	April 19 Daily Production (Mcf)	Cumulative Production (Mcf) Through April 9
1. CNX#3	10/5/2008	12/16/2008	6,623	2,500	479,639
2. CNX#2	1/28/2009	2/13/09	2,532	1,900	145,610
3. CNX#2A	2/13/2009	3/4/2009	1,982	1,600	97,242
4. GH10CV	4/6/2009	4/9/2009	5,508	4,800	11,960
5. GH10ACV	4/18/09	4/21/2009	4,900	4,900	N/M
Average Peak			4,309

J.Brett Harvey, Chairman and CEO, commented on the success, “CNX Gas was able to quickly transfer its horizontal drilling expertise in coalbed methane to the Marcellus Shale. We’ve now drilled and brought into line five successful wells. I am proud of our Marcellus Shale drilling team for having accomplished so much in such a short time.

For much of our Marcellus acreage, we pay no royalty, we have no lease costs, and we have no drilling commitments. Our production in Greene County, Pa. has not had the butanes and propanes that other producers have had to remove from their Marcellus flows. “As we gain more experience drilling in the Marcellus and we continue to lower our drilling costs,” Mr. Harvey continued, “we are reworking our Marcellus economics. We will continue to refine our techniques during this period of low gas prices and will likely add a rig when prices rebound.”

In the Chattanooga Shale in Tennessee, 7 wells were drilled. The latest well is flowing at 700 Mcf per day. The company plans to investigate 9-stage fracs for future wells.

Financial Update

The company continues to monitor and evaluate capital spending to ensure adequate liquidity and to preserve options for possible external investment. With regard to capital, CNX Gas intends to spend largely within its net cash from operating activities for 2009. Capital expenditures were $133.6 million during the first quarter.

The company ended the quarter with $80.4 million drawn on its credit facility. This is up $7.7 million from December 31, 2008, when it had $72.7 drawn on its facility.

CNX Gas also has outstanding letters of credit of $14.9 million.

Return on capital employed for the quarter was 14.9%, on an after tax basis.

Guidance

The 2009 production guidance is raised from 85 Bcf to 87 Bcf.

As 2009 progresses, CNX Gas will determine if it wants to maintain its goal of producing 100 Bcf in 2010. The company will continue to re-invest in its core business as long as it can earn a meaningful return on its cost of capital.

TABLE 4

GUIDANCE

	2009	2010
Total Yearly Production (Bcf)	87	N/A
Volumes Hedged (Bcf)	43.7	23.3
Average Hedge Price ($/Mcf)	$9.52	$9.59

CNX Gas and CONSOL Energy will co-host a conference call today at 10:00 a.m. Eastern Daylight Time to discuss the company’s first quarter results. The teleconference can be heard “live” at the investor relations portion of the company web site: www.cnxgas.com.

Description

CNX GAS CORPORATION is the leading gas producer in the Appalachian Basin, when measured by revenue, net income, and safety.

Contact:

Dan Zajdel

Vice President – Investor Relations

(724) 485-4169 (THIS IS A RECENTLY CHANGED NUMBER.)

danzajdel@cnxgas.com

www.cnxgas.com

Definition: EBIT is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income) and income taxes. EBITDA is defined as earnings (excluding cumulative effect of accounting change) before deducting net interest expense (interest expense less interest income), income taxes, and depreciation, depletion and amortization. Although EBIT and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Gas because they are widely used to evaluate a company’s operating performance before debt expense and its cash flow. EBIT and EBITDA do not purport to represent cash generated by operating activities and should not be considered in isolation or as a substitute for measures of performance in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT and EBITDA identically, the presentation here may not be comparable to similarly titled measures of other companies. Reconciliation of EBITDA and EBIT to the income statement is as follows:

CNX Gas

EBIT & EBITDA Reconciliation

(000) Omitted

	Quarter Ended March 31, 2009	Quarter Ended March 31, 2008
Net Income attributable to CNX Gas shareholders	$54,904	$49,921
Add: Interest Expense	1,957	1,472
Less: Interest Income	11	158
Add: Income Taxes	34,440	30,996

Earnings Before Interest & Taxes (EBIT)	91,290	82,231
Add: Depreciation, Depletion, & Amortization	22,819	15,945

EBITDA	$114,109	$98,176

CNX Gas

Capital Employed and Return on Capital Employed

(000) Omitted

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used, it includes CNX Gas’ property, plant, and equipment and other assets less liabilities.

Capital Employed	As of March 31, 2009	As of December 31, 2008
Total assets	$2,216,936	$2,124,973
Less liabilities:
Total current liabilities (other than current portion of indebtedness)	(189,838)	(199,888)
Total long-term liabilities (other than indebtedness)	(396,881)	(384,367)

Total Capital Employed	$1,630,217	$1,540,718

Return on average capital employed (ROCE) is a performance measure ratio. ROCE is defined as net income plus after-tax interest expense, divided by average capital employed. Below is a calculation of ROCE for the March 2009 quarter. In order to annualize the result on a compounded basis, a “1” is added to the quarterly ROCE, before it is raised to the fourth power.

Return on Capital Employed	Quarter Ended March 31, 2009
Net Income	$54,904
Financing costs (after-tax):	(1,203)

Earnings excluding financing costs	$56,107
Average capital employed	$1,585,468
Return on average capital employed	3.5%
Return on average capital employed-annualized	14.9%

Although ROCE is not a measure of performance calculated in accordance with generally accepted accounting principles, management believes that ROCE is a useful measure because it indicates the return on all capital, which includes equity and debt, employed in the business. Management believes that ROCE is an additional measure of efficiency when considered in conjunction with return on equity, which measures the return on only the shareholders’ equity component of total capital employed.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, uncertainties and contingencies include, but are not limited to: our business strategy; our financial position, cash flow and liquidity; the deteriorating economic conditions in the United States and globally; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves and replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions to, capacity constraints in or other limitations on the pipeline systems which deliver our gas; our ability to remove and dispose of water from the coal from which we produce gas; the cost of removing impurities from the gas we produce may outweigh the economic benefit of selling the gas; the availability of personnel and equipment, including our inability to retain and attract key personnel; increased costs; the effects of government regulation, permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate, and costs associated with perfecting title for gas rights in some of our properties; litigation concerning real property rights, intellectual property rights, royalty calculations and other matters; our relationships and arrangements with CONSOL Energy; and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2009	2008
Revenue and Other Income:
Outside Sales	$161,340	$126,640
Related Party Sales	1,000	3,901
Royalty Interest Gas Sales	12,632	16,504
Purchased Gas Sales	1,465	3,539
Other Income	1,947	10,029

Total Revenue and Other Income	178,384	160,613
Costs and Expenses:
Lifting Costs	11,428	11,507
Gathering and Compression Costs	21,846	15,310
Royalty Interest Gas Costs	10,601	16,089
Purchased Gas Costs	1,530	3,421
Other	2,207	349
General and Administrative	16,250	12,838
Other Corporate Expenses	665	2,906
Depreciation, Depletion and Amortization	22,819	15,945
Interest Expense	1,957	1,472

Total Costs and Expenses	89,303	79,837

Earnings Before Income Taxes and
Noncontrolling Interest	89,081	80,776
Noncontrolling Interest	(263)	(141)

Earnings Before Income Taxes	89,344	80,917
Income Taxes	34,440	30,996

Net Income Attributable to CNX Gas Shareholders	$54,904	$49,921

Earnings Per Share:
Basic	$0.36	$0.33

Dilutive	$0.36	$0.33

Weighted Average Number of Common Shares Outstanding:
Basic	150,971,679	150,923,490

Dilutive	151,232,901	151,324,786

CNX Gas Corporation

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and Cash Equivalents	$246	$1,926
Accounts and Notes Receivable:
Trade	36,784	61,764
Other Receivables	930	3,080
Recoverable Income Taxes	14,040	30,302
Derivatives	199,909	150,564
Other	1,808	2,222

Total Current Assets	253,717	249,858

Property, Plant and Equipment:
Property, Plant and Equipment	2,225,938	2,111,383
Less - Accumulated Depreciation, Depletion and Amortization	346,369	322,470

Total Property, Plant and Equipment - Net	1,879,569	1,788,913

Other Assets:
Investment in Affiliates	25,466	25,204
Derivatives	53,225	55,945
Other	4,959	5,053

Total Other Assets	83,650	86,202

TOTAL ASSETS	$2,216,936	$2,124,973

CNX Gas Corporation

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) March 31, 2009	December 31, 2008
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$88,525	$100,565
Accrued Royalties	15,731	20,301
Accrued Severance Taxes	1,058	3,672
Related Parties	273	2,234
Short-Term Notes Payable	80,400	72,700
Deferred Income Taxes	74,362	55,000
Current Portion of Long-Term Debt	8,732	8,462
Other Current Liabilities	9,889	18,116

Total Current Liabilities	278,970	281,050

Long-Term Debt:
Long-Term Debt	14,238	15,386
Capital Lease Obligations	58,710	59,296

Total Long-Term Debt	72,948	74,682

Deferred Credits and Other Liabilities:
Derivatives
Deferred Income Taxes	348,363	331,338
Asset Retirement Obligations	7,750	7,401
Postretirement Benefits Other Than Pensions	2,791	2,728
Other	37,977	42,900

Total Deferred Credits and Other Liabilities	396,881	384,367

Total Liabilities	748,799	740,099
Stockholders’ Equity:
Common Stock, $.01 par value; 200,000,000 Shares Authorized, 150,971,711 Issued and Outstanding at March 31, 2009 and 150,971,636 Issued and Outstanding at December 31, 2008	1,510	1,510
Capital in Excess of Par Value	790,747	789,625
Preferred Stock, 5,000,000 Shares Authorized; None Issued and Outstanding	—	—
Retained Earnings	523,859	468,955
Other Comprehensive Income	153,466	124,784

Total CNX Gas Shareholders’ Equity	1,469,582	1,384,874
Noncontrolling Interest	(1,445)

Total Equity	1,468,137	1,384,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,216,936	$2,124,973

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(Dollars in Thousands)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total CNX Gas Stockholders’ Equity	Non-controlling (Minority) Interest	Total Equity
Balance - December 31, 2008	$1,510	$789,625	$468,955	$124,784	$1,384,874	$—	$1,384,874

(Unaudited)

Net Income Attributable to CNX Gas Shareholders	—	—	54,904	—	54,904	—	54,904
Gas Cash Flow Hedge (net of ($18,295) tax)	—	—	—	28,705	28,705	—	28,705
FAS 158 OPEB Adjustment (Net of $15 tax)	—	—	—	(23)	(23)	—	(23)

Comprehensive Income (Loss)	—	—	54,904	28,682	83,586		83,586
Stock Options Exercised	—	1	—	—	1	—	1
Amortization of Restricted Stock Unit Grants	—	333	—	—	333	—	333
Amortization of Stock Option Grants	—	788	—	—	788	—	788
Noncontrolling Interest	—	—	—	—	—	(1,445)	(1,445)

Balance - March 31, 2009	$1,510	$790,747	$523,859	$153,466	$1,469,582	(1,445)	1,468,137

CNX GAS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2009	2008
Operating Activities:
Net Income Attributable to CNX Gas Shareholders	$54,904	$49,921
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	22,819	15,945
Stock-based Compensation	1,121	729
Change in Noncontrolling Interest	(263)	173
Deferred Income Taxes	18,536	23,484
Equity in Earnings of Affiliates	(262)	(110)
Changes in Operating Assets:
Accounts Receivable	27,130	(19,555)
Related Party Receivable	(1,961)	(9,655)
Other Current Assets	414	589
Changes in Other Assets	469	2,768
Changes in Operating Liabilities:
Accounts Payable	6,967	(6,064)
Related Party Liability
Income Taxes	15,833	7,186
Other Current Liabilities	(15,928)	7,285
Changes in Other Liabilities	(5,294)	1,576
Other	1,952	1,945

Net Cash Provided by Operating Activities	126,437	76,217
Investing Activities:
Capital Expenditures	(133,550)	(86,552)
Investment in Equity Affiliates		954

Net Cash Used in Investing Activities	(133,550)	(85,598)
Financing Activities:
Capital Lease Payments	(976)	(673)
Variable Interest Equity Debt	(1,092)	9,962
Proceeds from Short-Term Borrowings	7,700
Exercise of Stock Options	1	252
Noncontrolling Interest Distribution	(200)
Tax Benefit from Stock Based Compensation		167

Net Cash Provided by Financing Activities	5,433	9,708
Net Decrease in Cash and Cash Equivalents	(1,680)	327
Cash and Cash Equivalents at Beginning of Period	1,926	32,048

Cash and Cash Equivalents at End of Period	$246	$32,375